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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-35225, 33-35318, 33-37796, 33-37797,
333-44893, 333-44895 and 333-58759) of our report dated February 8, 1999, on our audits of the consolidated financial statements of Netegrity, Inc. as of December 31, 1998 and December 31, 1997 and for each of the three years in the period ended December 31, 1998 and 1997, and the nine months ended December 31, 1996.





                                                /s/ PricewaterhouseCoopers LLP



September 15, 1999
Boston, Massachusetts